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                                                                    Exhibit 23.2

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the use in this Amendment No. 3 of the Registration Statement of Scovill Fasteners Inc. and Scovill Holdings Inc. on Form S-1 of our report dated March 17, 1995, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of Scovill Fasteners Inc., listed in Item 16 (b)(2). This financial statement schedule is the responsibility of the Scovill Fasteners Inc.'s management. Our responsibility is to express an opinion based on our audit. In our opinion, the information presented in such financial statement schedule for the year ended December 31, 1994, when considered in relation to the basic 1994 financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/  Deloitte & Touche LLP

Atlanta, Georgia
February 11, 1998